 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2012 (December 19, 2012)

CHART ACQUISITION CORP.
 (Exact name of registrant as specified in its charter)

Delaware	001-35762	45-2853218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o The Chart Group, LP 75 Rockefeller Plaza, 14th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 350-8205

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 19, 2012, Chart Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 7,500,000 Units (“Units”), each Unit consisting of one share of common stock, $.0001 par value per share (“Common Stock”), and one warrant (“Warrant”) to purchase one share of Common Stock, pursuant to the registration statement on Form S-1 (File No. 333-177280). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $75,000,000. The underwriters of the IPO were granted an option to purchase up to an additional 1,125,000 Units to cover over-allotments, if any.

As previously reported on a Current Report on Form 8-K of the Company, on December 19, 2012, simultaneously with the consummation of the IPO, the Company completed a private placement (the “Private Placement”) of an aggregate of 375,000 placement units (the “Placement Units”) to Chart Acquisition Group, LLC, Joseph Wright and Cowen Overseas Investments LP, generating gross proceeds of $3,750,000. Each Placement Unit is comprised of one share of Common Stock and one Warrant.

A total of $75,000,000 of the net proceeds from the IPO and the Private Placement were placed in a trust account established for the benefit of the Company’s public stockholders.  An audited balance sheet as of December 19, 2012 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Audited Balance Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2012	CHART ACQUISITION CORP.

	By:	/s/ Michael LaBarbera
Name: Michael LaBarbera
Title: Chief Financial Officer